PRICING SUPPLEMENT NO. 96-58 Dated August 14, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996       File No. 33-64357




                            BENEFICIAL CORPORATION

                          Medium-Term Notes, Series H
                                (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series H, is 100% (as a percentage of Principal Amount). The Principal Amount, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                         Interest
Principal     Settlement              Maturity           Rate
Amount        Date                    Date               Per Annum

$5,000,000    August 19, 1997         August 20, 2004    6.80%